Exhibit 10.23

SECOND AMENDMENT TO TIMERLAND DEED OF TRUST
AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS
(STATE OF WASHINGTON)

This amends Timberland Deed of Trust and Security Agreement with Assignment of Rents, dated and recorded April 29, 1992, in Volume 271, pages 237-332, Records of Jefferson County, Washington, and first amended May 13, 1992 by Amendment recorded August 26, 1992, in Volume 385, pages 204-206, records of Jefferson County, Washington.

1.             Section 1.17(c) is hereby amended so as to read:

Consolidated Ratio of Liabilities to Capital:

The ratio of Grantor’s Consolidated Liabilities (excluding deferred profit) to Tangible Partner’s Capital shall at all times not be greater than 2.0:1.0.  Notwithstanding the previous sentence, the aforementioned ratio shall not exceed the following benchmarks during each of the respective periods:

March 1, 1993 through September 30, 1993	3.8:1.0
October 1, 1993 through March 31, 1994	2.3:1.0
April 1, 1994 and thereafter	2.0:1.0

2.             Section 1.17(d) is hereby amended so as to read:

(d)       Tangible Partner’s Capital:  The Grantor’s Tangible Partner’s Capital was not less than $28,355,000 on December 31, 1992, and will be maintained at not less than $9,000,000, but to be increased annually by:  (i) 50% of Grantor’s consolidated net income for the first four years following 1992, (ii) 40% of such consolidated net income on a consolidated basis for the next five years, (iii) 30% of such consolidated net income for the next five years, (iv) 20% of such consolidated net income for the next five years, and (v) 10% of such consolidated net income for the next five years.

3.             Section 1.19(d) is hereby amended so as to add thereto the following:

Anything in this Section 1.19(d) to the contrary notwithstanding, up to an aggregate of 40,000 MBF of timber may be harvested from the Timberlands during the two year period from January 1, 1993 to December 31, 1994 without creating any obligation of the Maker to reduce the principal balance of the Note.  Any harvest in excess of said 40,000 MBF during said two-year period will require principal reduction payments as specified in (b) above.  Starting in 1995, the annual harvest limitations and permissible carry-over provisions set forth in the Note as originally executed will continue to apply. Provided, that no carry-over of unused allowable harvest volume from 1992 shall be allowed and that in no event will a carry-over be permitted of any portion of the said 40,000 MBF allowance that is not harvested prior to January 1, 1995.

                                4.             As amended and supplemented hereby, the Deed of Trust and the first amendment thereto are ratified and confirmed.

                                5.             The effective date of this Amendment shall be January 1, 1993.

DATED: May 25, 1993.
POPE RESOURCES, A Delaware Limited Partnership

	By:	POPE MGP, INC.

	By:	/s/ George Folquet
George Folquet, President

	ATTEST:	/s/ Thomas M. Ringo
Thomas Ringo,
Vice President — Finance

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

	By:	/s/ Donald A. Morway
Donald A. Morway
Its: Assistant Treasurer

STATE OF WASHINGTON	)
) ss.
COUNTY OF KITSAP	)

                On this 25th day of May, 1993, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared George H. Folquet and Thomas Ringo, to me known to be the President and Vice President, respectively, of Pope MGP, Inc., the corporation that executed the foregoing instrument as Managing General Partner of Pope Resources, A Delaware Limited Partnership and acknowledged the said instrument to be the free and voluntary act and deed of said corporation on behalf of said Pope Resources, A Delaware Limited

Partnership, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument.

                Witness my hand and official seal hereto affixed the day and year first above written.

/s/ Linda Hester
NOTARY PUBLIC in and for the State of Washington, residing at Bremerton
My appointment expires 9-1-94
Print Name: Linda Hester

THE COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF SUFFOLK	)

                                On this 2nd day of June, 1992, before me, the undersigned, a Notary Public in and for the said Commonwealth, residing therein, duly commissioned and sworn, personally appeared Donald A. Morway, to me personally known who by me duly sworn, did say that he is the Assistant Treasurer of JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and as the free act and deed of said corporation, for the uses and purposes therein mentioned.

                                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

/s/ Marie C. O’Brien
NOTARY PUBLIC IN AND FOR SAID COMMONWEALTH

MARIE C. O’BRIEN, Notary Public
My appointment expires:	MY COMMISSION EXPIRES AUGUST 9, 1996